UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 2, 2026
Date of Report (Date of earliest event reported)

Commission File Number
Exact name of registrant as specified in its charter
State or other jurisdiction of incorporation or organization
Address of principal executive offices
Registrant's telephone number, including area code
IRS Employer Identification No.

001-05152	PACIFICORP	93-0246090
(An Oregon Corporation)
825 N.E. Multnomah Street
Portland, Oregon 97232
888-221-7070

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Registrant	Securities registered pursuant to Section 12(b) of the Act:
PACIFICORP	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into Material Definitive Agreements.

On April 3, 2026, PacifiCorp entered into a Letter of Credit Agreement (the “LC Agreement”) with PNC Bank, National Association, as administrative agent, the financial institutions party thereto as issuing banks (the “Issuing Banks”), and PNC Capital Markets LLC, as lead arranger. Letters of credit issued under the LC Agreement will be made available solely to provide collateral support for surety bonds issued pursuant to the surety arrangement described below under Item 8.01 of this Current Report on Form 8-K for supersedeas undertakings to secure the performance and stay enforcement of trial court judgments entered against PacifiCorp in Multnomah County Circuit Court, Oregon relating to alleged damages associated with a class action filed against PacifiCorp on September 30, 2020, captioned Jeanyne James et al. v. PacifiCorp, following a series of wildfires in Oregon in September 2020, in each case while such judgments remain pending appeal by PacifiCorp in the Oregon Court of Appeals or the Oregon Supreme Court (the “James Judgments”).

The LC Agreement provides for a two-year, multi-bank, standby letter of credit facility for PacifiCorp in an aggregate stated amount of up to $2.55 billion (the “Aggregate Commitment”). Letters of credit may be issued from the Issuance Effective Date (as defined below) until the earlier of the second anniversary of that date and the termination of the commitments under the LC Agreement. The Issuance Effective Date must occur on or before September 30, 2026.

Issuance of letters of credit under the LC Agreement is subject to customary conditions (upon satisfaction of which the “Issuance Effective Date” occurs), including delivery of required regulatory approvals (including, among others, the Idaho Public Utilities Commission and the Oregon Public Utility Commission). These conditions must be satisfied no later than September 30, 2026.

PacifiCorp will pay letter of credit fees and commitment fees at per-annum rates tied to its credit ratings, and customary fronting, administrative and other fees, as set forth in the LC Agreement and a related fee letter. PacifiCorp is required to reimburse the Issuing Banks for any drawing under a letter of credit by the deadline set forth in the LC Agreement. Any unreimbursed drawing bears interest at the rate specified in the LC Agreement.

The LC Agreement includes customary affirmative, negative and financial covenants, including (i) limitations on liens (subject to customary exceptions), (ii) reporting, insurance and other operational covenants, and (iii) maintenance of a consolidated debt to consolidated capital ratio set forth in the LC Agreement. It also includes customary representations and warranties, indemnities, and other provisions. The LC Agreement also requires PacifiCorp to provide cash collateral to secure outstanding letter of credit obligations in an amount equal to 103% of such obligations (or such lesser percentage as may be agreed) in specified circumstances, including if, 91 days before the stated termination date, or on the date the commitments otherwise terminate, any letter of credit obligations remain outstanding, and if at any time letter of credit outstandings exceed the aggregate commitments then in effect.

Customary events of default include non-payment (including failures to reimburse drawings when due or to provide required cash collateral), covenant and representation breaches (with applicable cure periods), defaults under PacifiCorp’s other material indebtedness, certain insolvency events and certain change-of-control events (subject to a ratings-based condition). Upon an event of default, the administrative agent may, and at the direction of the required issuing banks shall, terminate the commitments and, with respect to any letters of credit containing automatic extension provisions, issue non-extension notices. In addition, the administrative agent may, and at the direction of the required issuing banks shall, declare reimbursement obligations and all other letter of credit obligations, together with accrued interest and other amounts payable under the LC Agreement, immediately due and payable. If letters of credit remain outstanding at that time, PacifiCorp must, upon demand, and automatically in the case of certain insolvency events, deposit cash collateral in an amount equal to 103% of aggregate letter of credit obligations that remain outstanding (or such lesser percentage as may be agreed).

The administrative agent, the Issuing Banks and their affiliates have provided, and may in the future provide, commercial and investment banking and other financial services to PacifiCorp and its affiliates for which they have received or may receive customary compensation.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of the Registrant

The information set forth above under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 8.01    Other Events.

On April 2, 2026, PacifiCorp also entered into a committed surety facility with Euler Hermes North America Insurance Company (the “Surety”) set forth in a term sheet, dated April 2, 2026, and a related General Agreement of Indemnity, dated April 2, 2026, with the Surety (together, the “Surety Facility”).

Under the Surety Facility, and subject to the conditions set forth therein, the Surety is committed to issue surety bonds from time to time for PacifiCorp to secure supersedeas undertakings in connection with the James Judgments. The Surety Facility must be fully secured by letters of credit meeting the requirements of the Surety Facility or otherwise. The Surety’s issuance of bonds under the Surety Facility are subject to conditions precedent, including that (i) the Surety must receive a letter of credit (or other collateral acceptable to the Surety) in an amount equal to the amount of such bond and (ii) the Surety must continue to be fully collateralized, reimbursed and indemnified with respect to all previously issued bonds. Under the Surety Facility, a letter of credit issued under the LC Agreement is deemed acceptable to the Surety if it is issued by the issuing banks party to the LC Agreement as of the closing date thereof, or financial institutions meeting specified credit criteria (including minimum capital and credit rating requirements), and in the agreed form attached to the Surety Facility; otherwise, the form of collateral remains subject to the Surety’s approval.

The initial aggregate capacity of the Surety Facility is up to $2.55 billion, not to exceed availability under the LC Agreement. The Surety Facility has a two-year commitment period with a one-year extension at the Surety’s sole discretion. After the commitment period, PacifiCorp remains obligated to the Surety until all liability under issued bonds is extinguished or released, and must maintain collateral equal to the Surety’s aggregate potential liability and continue to pay related premiums and costs until then. PacifiCorp is obligated under the Surety Facility to reimburse the Surety for any amounts paid by the Surety under any bond, to the extent the Surety does not recover such amounts through draws on the letters of credit posted as collateral pursuant to the LC Agreement.

PacifiCorp will pay (i) an annual commitment premium of 12.5 basis points on the facility amount, charged upfront for the initial two-year period (and again for any one-year extension) and non-refundable as provided in the term sheet, and (ii) a premium of 35.0 basis points per annum on the drawn amount, less the commitment premium. The first year’s premium for any bond is fully earned upon issuance. If canceled in a subsequent term, premium is refundable on a pro rata basis from the bond’s release date.

The Surety Facility includes customary indemnity, collateral, information, cooperation and other covenants in favor of the Surety and contains events of default, including breaches of the Surety Facility, non-payment, specified events under the LC Agreement (unless substitute collateral acceptable to the Surety is provided) and insolvency events. Upon an event of default, the Surety may require PacifiCorp to procure discharge of the Surety’s liability or provide additional collateral, among other remedies.

The foregoing descriptions of the LC Agreement and the Surety Facility do not purport to be complete.

Item 9.01     Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.    Description

10.1*+     Letter of Credit Agreement, dated April 3, 2026, by and among PacifiCorp, PNC Bank, National Association, as administrative agent, the issuing banks party thereto from time to time, and PNC Capital Markets LLC, as lead arranger.

104    Cover Page Interactive Data File (embedded within the Inline XBRL document).

* Certain schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S‑K. PacifiCorp agrees to furnish supplementally a copy of any omitted schedule or exhibit to the United States Securities and Exchange Commission upon request; provided, however that PacifiCorp may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, for any schedule or exhibit so furnished.

+ Portions of this exhibit have been redacted pursuant to Item 601(b)(10) of Regulation S‑K because PacifiCorp has determined that the information is both not material and is the type that PacifiCorp treats as private or confidential. Brackets indicate omissions.

Forward-Looking Statement

This report (including exhibits) contains statements that do not directly or exclusively relate to historical facts. These statements are "forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act and include, but are not limited to, any statements relating to the LC Agreement and Surety Facility, including with respect to anticipated payments and the timing of the Issuance Effective Date. Forward looking statements can typically be identified by the use of forward-looking words, such as “will,” “may,” “could,” “project,” “believe,” “anticipate,” “expect,” “estimate,” “continue,” “intend,” “potential,” “plan,” “forecast” and similar terms. These statements are based upon PacifiCorp's current intentions, estimates, assumptions, expectations and beliefs and are subject to risks, uncertainties and other important factors. Many of these factors are outside the control of PacifiCorp and could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These factors include, among others, considerations that may be disclosed from time to time in PacifiCorp's filings with the United States Securities and Exchange Commission or in other publicly disseminated written documents. PacifiCorp undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities law. The foregoing factors should not be construed as exclusive.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACIFICORP

Date: April 6, 2026	/s/ M. Ryan Weems
M. Ryan Weems
Senior Vice President, Chief Financial Officer and Treasurer
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